SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Shareholders ("Annual Meeting") of the Company was held on May 22, 2014. At the Annual Meeting, three proposals were submitted to, and approved by, the Company's shareholders. The proposals are described in more detail in the Company's proxy statement filed with the Commission on March 24, 2014. The final voting results were as follows:

Proposal 1

For the election of the following named persons as directors of the Company to serve, respectively, as such directors for a one-year term and/or until their successors shall be duly elected and shall qualify, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Chapman	55,087,133	1,483,672	17,041,144
James H. DeGraffenreidt, Jr.	55,957,055	613,750	17,041,144
Niel C. Ellerbrook	55,947,732	623,073	17,041,144
John D. Engelbrecht	55,960,829	609,976	17,041,144
Anton H. George	55,747,741	823,064	17,041,144
Martin C. Jischke	55,902,047	668,758	17,041,144
Robert G. Jones	56,007,556	563,249	17,041,144
J. Timothy McGinley	55,734,042	836,763	17,041,144
R. Daniel Sadlier	55,883,393	687,412	17,041,144
Michael L. Smith	55,945,720	625,085	17,041,144
Jean L. Wojtowicz	55,810,980	759,825	17,041,144

Proposal 2

Approve the non-binding advisory proposal approving the compensation of Vectren's named executive officers:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
53,198,404	1,884,627	1,487,774	17,041,144

Proposal 3

Ratify the reappointment of Deloitte & Touche, LLP as independent registered public accounting firm for the Company and its subsidiaries for 2014:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
72,577,432	767,635	266,882	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
May 27, 2014

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Senior Vice President, Finance and Assistant Treasurer